EX10.4 - Related Party Payable - March 24, 2004 Letter

Terry G. Cook

10655 NE 4th Street  Suite 400
Bellevue, WA  98004
Phone: (604) 261-6100

March 24, 2004

Corvair Resources Inc.
10655 NE 4th Street  Suite 400
Bellevue, WA  98004

Re:  Deferral of Accounts Payable

Dear Sirs:

I, Terry G. Cook, hereby agree to not demand payment of any monies currently owed to me by Corvair Resources Inc., or any monies that I may advance to Corvair Resources Inc. from this date up to and including June 30, 2007, until July 1, 2007.  This letter also confirms that all monies owed to me by Corvair Resources Inc. are unsecured, non-interest bearing and have no fixed date for repayment.

Sincerely,

/s/ Terry G. Cook

Terry G. Cook